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                                EXHIBIT (3)(I)
                                --------------

                        DISTRIBUTION AGREEMENT BETWEEN
               FIDELITY DISTRIBUTORS CORPORATION (UNDERWRITER)
                 AND PFL LIFE INSURANCE COMPANY (DEPOSITOR).


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                        PRINCIPAL UNDERWRITER AGREEMENT
                        -------------------------------

IN IS HEREBY AGREED by and between PACIFIC FIDELITY LIFE INSURANCE COMPANY ("PFL") on behalf of the FIDELITY VARIABLE ANNUITY ACCOUNT and FIDELITY DISTRIBUTORS CORPORATION ("FDC") as follows:


                                       I

PFL proposes to issue and sell variable annuity contracts ("Annuity Contracts") to the public through FDC. FDC agrees to provide sales services subject to the terms and conditions hereof. Annuity Contracts to be sold are more fully described in the registration statement and the prospectus hereinafter mentioned. Such Annuity Contracts will be issued by PFL through the FIDELITY VARIABLE ANNUITY ACCOUNT.

                                      II

PFL grants to FDC the non-exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to distribute the Annuity Contracts issued through the FIDELITY VARIABLE ANNUITY ACCOUNT. FDC will sell Annuity Contracts at price to be set by PFL and will make such sales to purchasers permitted to buy such Annuity Contracts as specified in the Prospectus.

                                      III

PFL reserves the right to review and accept or reject all applications for Annuity Contracts. All payments for such Annuity Contracts shall be sent to the office designated for such by PFL.

                                      IV

On behalf of the FIDELITY VARIABLE ANNUITY ACCOUNT, PFL shall furnish FDC with copies of all information, financial statements and other documents which FDC may reasonably request for use in connection with the distribution of Annuity Contracts. PFL shall provide to FDC each currently effective prospectus. PFL shall not be responsible for the cost of printing or distributing prospectuses.


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                                       V

FDC is not authorized to give any information, or to make any representations concerning the FIDELITY VARIABLE ANNUITY ACCOUNT or PFL other than those contained in the current registration statement or prospectus filed with the Securities and Exchange Commission or such sales literature as may be authorized by PFL.

                                      VI

Both parties to this Agreement agree to keep necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records. Further, PFL agrees that all books and records in connection with the offer and sale of variable annuity interests funded by the Fidelity Variable Annuity Account will be maintained and preserved in conformity with the requirements of Rule 17a-3 and 17a-4 under Securities Exchange Act of 1934, to the extent that such requirements are applicable to the variable annuity operations. All such books and records will be maintained and held by PFL on behalf of, and as agent for FDC, whose property they are and shall remain. All such books and records will be at all times subject to inspection by the Securities and Exchange Commission in accordance with Section 17(a) of the Act.

                                      VII

This Agreement shall be effective upon the execution hereof and shall be co-terminous with the General Agency Agreement between PFL and Fidelity Insurance Agency, Inc. This Agreement shall automatically terminate in the event of its assignment by FDC.

                                     VIII

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed as follows:

  TO: PFL AND FIDELITY VARIABLE ANNUITY ACCOUNT


  Pacific Fidelity Life Insurance Company
  4333 Edgewood Road NE
  Cedar Rapids, Iowa 52499

  Attention: Gerald W. Holmes

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   TO FDC:

   Fidelity Distributors Corporation
   82 Devonshire Street
   Boston, Massachusetts 02109

   Attention: Arthur S. Loring


                                      IX

Both parties to this Agreement agree that FDC shall receive no compensation for its services, nor reimbursement of expenses incurred hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.


                                         EXECUTED this 31st day of July, 1980.

                                         FIDELITY DISTRIBUTORS CORPORATION

ATTEST: /s/                              BY: /s/
       ---------------------------          ----------------------------------
       Clerk                                President


ATTEST: /s/                              BY: /s/
       ---------------------------          ----------------------------------
       Secretary                            Senior Vice President




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